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                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
      PURSUANT TO RULE 13A-14(A) OR 15D-14(A) UNDER THE SECURITIES EXCHANGE
                                   ACT OF 1934

      In connection with the Quarterly Report of NGAS Resources, Inc., a British Columbia corporation, on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, the undersigned, William S. Daugherty, Chairman, Chief Executive Officer and President of the registrant, certifies pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a) that:

      1. I have reviewed this quarterly report of NGAS Resources, Inc.

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading with respect to the period covered by this report.

      3. Based on my knowledge, the consolidated financial statements and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of the date and for the periods presented in this report.

      4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the registrant, and we have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure control and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly within the period in which this report is being prepared;

            (b) Designed those internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected or is reasonably likely to materially affect the registrant's internal control over financial reporting.

      5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:

            (a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ William S. Daugherty

William S. Daugherty
Chairman, Chief Executive Officer and President
May 10, 2005